UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/31/2005

Atmospheric Glow Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-11591

DE	62-1647888
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

924 Corridor Park Boulevard, Knoxville, TN 37932
(Address of Principal Executive Offices, Including Zip Code)

865-777-3776
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

See disclosure with respect to loan made by Patrick L. Martin below.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Patrick L. Martin, a director and shareholder of Atmospheric Glow Technologies, Inc. ("AGT"), and Gault Financial, LLC, a shareholder of AGT, each have agreed to make a short-term loan to AGT of up to $50,000, for a total of $100,000 in loans on May 31, 2005. It is expected that the loans will be repaid as soon as AGT is able to replace the funds through other financing or equity investment. The loans will bear interest at the rate of 10% per annum. The principal and interest is due and payable upon demand.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Atmospheric Glow Technologies, Inc.

Date: June 02, 2005.	By:	/s/ Thomas W. Reddoch
Thomas W. Reddoch
Chairman and Chief Executive Officer